AMENDMENT TO PARTICIPATION AGREEMENT

          This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 1st day of March, 2008, by and among THE UNION CENTRAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account referred to as an "Account"), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), a Maryland corporation, MORGAN STANLEY DISTRIBUTION, INC. (the "Underwriter"), a Delaware corporation, and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser"), a Delaware corporation.

          WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement dated as of May 1, 2003, as such agreement may be amended from time to time (the "Participation Agreement"); and

          WHEREAS, the Company, the Fund, the Underwriter, and the Adviser wish to amend the Participation Agreement in certain respects.

          NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

1. Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A.

2. Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.

3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

4. This Amendment may be amended only by written instrument executed by each party hereto.

5. This Amendment shall be effective as of the date written above.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

THE UNION CENTRAL LIFE INSURANCE COMPANY

By:  /s/ Angelo deJesus
         Name: Angelo deJesus
         Title: Second Vice President


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:  /s/ Ronald E. Robison
         Name:  Ronald E. Robison
         Title:  President

MORGAN STANLEY DISTRIBUTION, INC.

By:  /s/ Michael P. Kiley
         Name:  Michael P. Kiley
         Title: President


MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:  /s/ Ronald E. Robison
         Name: Ronald E. Robison
         Title:  Managing Director

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and              Form Number and Name of

Date Established by Board of Directors    Contract Funded by Separate Account

Carillon Account                          Variable Annuity UC 2617 (sold only
(February 6, 1984)                        in VT and NY until the other contract
                                          forms are approved)

                                          Variable Annuity UC 8134 (VA I)
                                          Variable Annuity UC 8135-1 (VA II)
                                          Variable Annuity UC 8137 (VA II-SA)
                                          Advantage UC 8138 (VA III)

Carillon Life Account                     Variable Universal Life UC 8703 (Excel
(July 10, 1995)                           Choice and Executive Edge)

                                          Excel Accumulator Variable Universal
                                          Life UC 8707

                                   SCHEDULE B

              PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                         AVAILABLE UNDER THIS AGREEMENT

             UIF Core Plus Fixed Income Portfolio -- Class I Shares
                UIF U.S. Real Estate Portfolio -- Class I Shares
             UIF Emerging Markets Equity Portfolio -- Class I Shares

                      AMENDMENT TO PARTICIPATION AGREEMENT

         This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 1st day of June, 2006, by and among THE UNION CENTRAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company (each an "Account") identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), MORGAN STANLEY DISTRIBUTION, INC. (formerly MORGAN STANLEY & CO.INCORPORATED) (the "Distributor") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser").

         WHEREAS, the Company, the Fund , the Distributor, and the Adviser have entered into a Participation Agreement dated as of May 1, 2003, as such agreement may be amended from time to time (the "Participation Agreement"), which provides that the Fund will make available for purchase and redemption by the Company, on behalf of the Accounts, shares of certain Portfolios to fund certain Variable Insurance Products and Qualified Plans; and

         WHEREAS, the Fund, acting through the Fund's transfer agent, has established a master account on its mutual fund shareholder account system (the "T/A Account") reflecting the aggregate ownership of shares of the Fund and all transactions involving such shares by the Company on behalf of the Accounts; and

         WHEREAS, the Company, the Fund , the Distributor and the Adviser wish. to amend the Participation Agreement as necessary to permit the Fund to receive, and the Company, or it's affiliate Ameritas Variable Life Insurance Company as authorized agent for Company, to transmit, purchase and redemption orders of Portfolio shares using the National Securities Cleating Corporation ("NSCC") Fund/SERV System ("Fund/SERV"); and

         WHEREAS, in order to receive and transmit Fund shares via Fund/SERV, it is intended that the Fund and the Company will establish an account using Fund/SERV (the "Fund/SERV Account") that will reflect corresponding transactions and Fund share balances in the T/A Account; and

         WHEREAS, the Company, the Fund , the Distributor and the Adviser wish to amend the Participation Agreement as necessary to add certain provisions relating to anti-money laundering rules and regulations, as well as to Rule 22c-2 under the Investment Company Act of 1940, as amended; and

         NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:

     1. Section 1.1 of the Participation Agreement is deleted in its entirety and replaced with the following:

          The Fund and the Distributor agrees to make available for purchase by the Company shares of the Portfolio(s) and shall execute purchase orders placed for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of such purchase order. For purposes of this Section 1.1, the Company shall be the designee of the Fund and the Distributor for receipt of such purchase orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that such purchase orders are received and transmitted in accordance with the Operating Procedures attached hereto as Exhibit A (the "Operating Procedures"). "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading and on which the Fund calculates its net asset value pursuant to SEC rules.

     2. Section 1.4 of the Participation Agreement is deleted in its entirety and replaced with the following:

          The Fund and the Distributor agrees to redeem for cash, on the Company's request, any full or fractional shares of the Portfolio(s) held by the Company, executing such redemption requests for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund and the Distributor for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that such redemption requests are received and transmitted in accordance with the Operating Procedures.

     3. Section 1.6 of the Participation Agreement is deleted in its entirety and replaced with the following:

          The Fund and the Company will settle all purchase and redemption orders transmitted pursuant to Sections 1.1 and 1.4 of this Agreement, respectively, in accordance with the Operating Procedures.

     4. Sections 1.8 and 1.9 of the Participation Agreement are deleted in their entirety.

     5. The following new Section 2.12 is hereby added to the Participation
Agreement:

          2.12 Anti-Money Laundering

               a. The Company represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act ("BSA Regulations") and applicable guidance issued by the SEC and the guidance and rules of the applicable Exchanges, SROs and the NASD (collectively, "Guidance").

               b. In connection with the Fund's reliance on Company to perform Customer Identification Program ("CIP") procedures on its behalf, the Company represents and warrants that (1) Company is subject to a rule implementing 31 U.S.C. 5318(h) and maintains an anti-money laundering program consistent with the USA PATRIOT Act and the rules thereunder;
          (2) Company is regulated by a Federal functional regulator as that term is defined under 31.C.F.R. ss.103.120(a)(2); (3) Company has implemented a CIP compliant with Section 326 and 31 C.F.R. ss. 103.137(b) that enables Company to form a reasonable belief that it knows the true identity of its customers, including procedures to obtain information from and verify the identity of customers, maintain records of the information used to verify identity, determine whether the customer appears on any government list of known or suspected terrorists or terrorist organizations, and provide customers with adequate notice that the institution is requesting information to verify their identities; and (4) At the Funds request, Company will certify annually that it has implemented its anti-money laundering program and that it or its agent will perform all aspects of its CIP procedures with respect to customers referred to the Fund by the Company.

               c. The Company represents and warrants that to the extent that any owner of a Contract which provides for the allocation of purchase payments and Contract value to subaccounts investing in shares of a Portfolio is a current or former Senior Foreign Political Figure ("SFPF"), an immediate family member of a SFPF, a person who is widely known (or is actually known by the Company) to maintain a close personal relationship with any such individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, it has conducted appropriate due diligence of such customer consistent with Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

               d. The Company represents and warrants that to the extent any owner of a Contract is a foreign bank, it has taken reasonable measures and has obtained certifications and will obtain re-certifications that indicate that such Contract owner is not a foreign shell bank, as defined in the BSA Regulations.

               e. The Company will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Contract from:

                    (i) A person or entity (A) who is or becomes subject to
               sanctions administered by the U.S. Office of Foreign Assets Control ("OFAC"), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

                    (ii) A foreign shell bank (i.e., a bank with no physical
               presence in any country).

               f. The Company agrees to immediately notify in writing the AntiMoney Laundering Compliance Officer of the Fund if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with the Funds.

               g. The Company agrees that if the Fund, Underwriter or Adviser is required to supply information, documentation or guidance to a securities regulatory organization ("SRO") or government department or agency about the CIP of the Fund or the Underwriter or the Adviser or the measures taken to obtain information and to verify the identity of any owner of a Contract who has allocated purchase payments or Contract value to Portfolios available under the Contract, Company shall allow such SRO or government department or agency to examine its files pertaining to such Contract owner.

     6. The following new Section 4.8 is hereby added to the Participation
Agreement:

          To the extent required by applicable laws, rules, or regulations, or in the event the Company has the ability to do so, the Company will promptly provide to the Fund upon request the Taxpayer Identification Number or other identifying information contained in the Company's records, of any particular or all Contract owners that purchased, redeemed, transferred, or exchanged Shares of the Portfolios, and the amount and dates of such purchases, redemptions, transfers and exchanges. The Company will also execute any instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Contract owner who has been identified by the Company or the Fund as having engaged in transactions in such Shares that violate the Fund's policies and restrictions on short term or excessive trading activity. In addition, the Company understands that consistent with federal and state laws, the Fund may impose redemption fees on the redemption of Shares held for a short period of time as may be specified in the Fund's prospectuses, and the Company agrees that, to the extent it may make such Portfolio available, it will ensure that any redemption by a Contract owner will comply with such requirements.

     7. Operating Procedures. The Operating Procedures governing the responsibilities of the Fund and the Company under the Participation Agreement and this Amendment with respect to the purchase and redemption of Fund shares and share price communication are hereby incorporated into the Participation Agreement as Exhibit A thereto.

     8. NSCC Membership. Each of the Fund and the Company represents and warrants that it or its duly authorized agent is a member in good standing of the NSCC, or is otherwise entitled to use Fund/SERV, and will abide by the rules and regulations of the NSCC.

     9. Conflict. Except as provided herein, the Participation Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

     10. Amendments. This Amendment may be amended only by written instrument executed by each party hereto. 11. Capitalized Terms. All capitalized words and phrases used but not otherwise defined herein shall have the meaning ascribed to them in the Participation Agreement.

     12. Entire Agreement. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

     13. Notices. All notices and other communications hereunder shall be in writing and shall be delivered as provided for by the Participation Agreement.

     14. Governing Law. This Amendment, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York.

     15. Counterparts. This Amendment may be executed in any number of multiple counterparts (and may be delivered by facsimile), each of which shall be deemed to be an original and all of which shall constitute one agreement, binding on all parties hereto.

     16. Effective Date. This Amendment shall be effective as of the date written above. [remainder of page left blank intentionally]

                  [remainder of page left blank intentionally.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

THE UNION CENTRAL LIFE INSURANCE COMPANY

By:  /s/ Angelo de Jesus
         Name:  Angelo deJesus
         Title: 2nd Vice President, Investment Products Group


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:
         Name: Robert E. Robison Title:
         President


MORGAN STANLEY DISTRIBUTION, INC.

By:
         Name: Michael P. Kiley Title:
         President


MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:
         Name: Robert E. Robison Title:
         Managing Director

        IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

THE UNION CENTRAL LIFE INSURANCE COMPANY

By:
         Name:
         Title:


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By:  /s/ Ronald E. Robison
         Name: Robert E. Robison Title:
         President


MORGAN STANLEY DISTRIBUTION, INC.


By:  /s/ Michael P. Kiley
         Name: Michael P. Kiley Title:
         President


MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:  /s/ Ronald E. Robison
         Name: Robert E. Robison Title:
         Managing Director

                                    EXHIBIT A

                              Operating Procedures

         Unless otherwise defined below, all capitalized terms have the meanings specified in the Amendment and the Participation Agreement, each of which this
Exhibit is a part.

                             I. FUND/SERV PROCEDURES

     A. Fund/SERV Account Establishment. All parties hereto agree and acknowledge that the Company may not open or establish any new Fund/SERV Accounts with the Fund without the prior written consent of the Fund. The Company further acknowledges that the Fund reserves the right to reject any new Fund/SERV Accounts with the Fund established by the Company that have not been previously approved by the Fund in writing.

     B. Transmittal of Portfolio Information. With respect to each Portfolio, the Fund will provide the Company with (i) the net asset value per share of the Portfolio (the "Share Price") on each Business Day, determined as of the time specified in the Portfolio's prospectus ("Close of Trading"); (ii) dividend and capital gains distribution information on ex-date, and (iii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor. The Fund will use its best efforts to communicate such information to the Company or its designee by 7:00 p.m. Eastern Time each Business Day; however, the Fund reserves the right to communicate the Share Price at a time later than 7:00 p.m. Eastern Time, but in no event later than 12: a.m. Eastern Time, due to extraordinary or unforeseen circumstances

     C. Transmittal of Orders. The Company agrees that, unless otherwise agreed to in writing with the Fund, orders for the purchase or redemption of Fund shares ("Instructions") received by the Company prior to the Close of Trading on any Business Day ("Day 1") will be transmitted to the Fund via Fund/SERV and accepted by Fund/SERV prior to 6:00 a.m. Eastern Time on the following Business Day ("Day 2") (such orders are referred to as "Day 1 Trades"). Each transmission by the Company of a purchase or redemption order relating to a Business Day ("Order") will constitute a representation by the Company that such Order was based on Instructions that the Company received and accepted as being in good order prior to the Close of Trading on that Business Day, and that the Order included all purchase and redemption Instructions so received by the Company.

     In the event that Orders for any Business Day are not transmitted to the Fund via Fund/SERV and accepted by Fund/SERV prior to 6:00 a.m. Eastern Time on Day 2, the Company shall transmit such Orders to the Fund in accordance with the Manual Procedures below. If such Orders are not transmitted to the Fund in accordance with the Manual Procedures, the Fund reserves the right, in its sole discretion, to reject, reverse or re-price the Orders (notwithstanding that the Company may have received Fund/Sere confirmation of the Orders) and the Company will be responsible for reimbursement of any loss sustained by the Fund that may arise out of the improper transmittal of such Orders.

         All Orders transmitted to the Fund via Fund/SERV will be communicated in accordance with Fund/SERV rules and procedures. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

         D. Fund/SERV Confirmation. All Orders transmitted in accordance with Section C of these Fund/Sery Procedures are subject to acceptance by the Fund and shall become effective only upon confirmation by the Fund. The Fund reserves the right, in its sole discretion, (i) to reject.any Order, and (ii) to require any Order to be settled outside of Fund/SERV, in which case the Fund shall not confirm such Order via Fund/SERV and such Order shall settle in accordance with the Manual Procedures discussed below.

         E. Pricing of Orders. Day 1 Trades communicated to the Fund as provided under Section C of these Fund/SERV Procedures will be effected at the Share Price for the applicable Portfolio on Day 1.

         F. Settlement. Day 1 Trades confirmed by the Fund via Fund/SERV will settle in U.S. dollars in accordance with the Fund's profile within Fund/SERV applicable to the Company.

         G. Dividends and Other Distributions. The Fund will furnish the Company or its designee notice of any dividends or other distributions payable on the shares of each Portfolio via Fund/SERV. Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the Account(s) and the Fund will notify the Company or its designee as to the number of shares so issued.

         H. Confirmations and Verification. If the Company chooses to participate in and utilize Fund/SERV's Networking application when trading with the Fund in accordance with the procedures herein, the Fund or its designee will transmit or make available to the Company via Fund/SERV, as applicable: (i) confirmations of Orders received from the Company, and (ii) the share balance for each T/A Account in accordance with Fund/SERV's Networking guidelines. The Company will promptly review and verify this information on Fund/SERV and immediately advise the Fund or its designee in writing of any discrepancies between the Company's records and the balance in the Fund/SERV Account or the T/A Account.

         If the Company chooses to utilize Fund/SERV without the Networking application when trading with the Fund in accordance with the procedures herein, the Fund or its designee will deliver to the Company: (i) physical confirmations of Orders received from the Company, and (ii) a physical statement for the preceding calendar month reflecting the shares of each Portfolio held by the Account(s) as of the end of such preceding month and all purchases and redemptions by the Company of shares of a Portfolio during such preceding month. The Company will immediately on receipt of any physical confirmation or statement concerning an Account verify the information contained therein against the information contained on the Company's recordkeeping system and immediately advise the Fund in writing of any discrepancies between such information.

         The Fund and the Company will cooperate to resolve any such discrepancies mentioned in this Section H as soon as reasonably practicable.

        I. Processing Adjustments. In the event of any error or delay with respect to these Fund/SERV Procedures that is caused by the Fund, the Fund will make any adjustments on its (or its transfer agent's) accounting system necessary to correct such error or delay. The Company will make the corresponding adjustments on its record-keeping system. The Company and the Fund will each provide the other with prompt notice of any errors or delays of the type referred to in these Fund/SERV Procedures.

       J. Fund/SERV Unavailability. If the Fund/SERV system is unavailable for any reason, or if it is otherwise impracticable to operate in accordance with these Fund/SERV Procedures, transactions shall be processed in accordance with the Manual Procedures below.

                              II. MANUAL PROCEDURES

     A. Transmittal of Portfolio Information. With respect to each Portfolio, the Fund will provide the Company with (i) the Share Price determined as of the Close of Trading on each Business Day; (ii) dividend and capital gains distribution information on ex-date; and (iii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor. The Fund will use its best efforts to communicate such information to the Company or its designee by 7:00 p.m. Eastern Time each Business Day; however, the Fund reserves the right to communicate the Share Price at a time later than 7:00 p.m. Eastern Time, but in no event later than 12: a.m. Eastern Time, due to extraordinary or unforeseen circumstances.

     B. Transmittal of Orders. The Company agrees that, unless otherwise agreed to in writing with the Fund, Instructions received by the Company prior to the Close of Trading on any Business Day ("Day 1") will be transmitted to the Fund by facsimile no later than 9:00 a.m. Eastern Time on the following Business Day ("Day 2") (such Orders are referred to as "Day 1 Trades"). Each transmission by the Company of a purchase or redemption order relating to a Business Day ("Order") will constitute a representation by the Company that such Order was based on Instructions that the Company received and accepted as being in good order prior to the Close of Trading on that Business Day, and that the Order included all purchase and redemption Instructions so received by the Company.

     All Orders transmitted to the Fund will be communicated in U.S. dollars and will indicate the date of the transaction. On Business Days where there are no Orders, or where the net dollar amount for purchases and redemptions for an Account equals zero, the communication will so indicate. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

     C. Pricing of Orders. Day 1 Trades communicated to the Fund by 9:00 a.m. Eastern Time on Day 2 will be effected at the Share Price for the applicable Portfolio on Day 1.

         D.        Settlement.

          1. Purchase Orders. In the case of Day 1 Trades that constitute a net purchase order, the Company will arrange for a federal funds wire transfer of the net purchase amount to a custodial account designated by the Fund by 3:00 p.m. Eastern Time on Day 2.

          2. Redemption Orders. In the case of Day 1 Trades that constitute a net redemption order, the Fund will arrange for a federal funds wire transfer of the net redemption amount to a custodial account designated by the Company on Day 2, or in no instance later than the time provided for in the applicable Portfolio's Prospectus.

          3. Generally. Settlements will be in U.S. dollars,. except that each Portfolio reserves the right, in cases of substantial liquidations, to pay redemption proceeds in whole or in part by a distribution in-kind of readily marketable securities that it holds in lieu of cash in accordance with applicable law, and the Portfolio's redemption policy as described in the Prospectus. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. Transactions that are the subject of such Orders will be processed at the Share Price for the applicable Portfolio on the Business Day to which the Orders originally relate.


         E. Dividends and Other Distributions. The Fund will furnish the Company or its designee notice of any dividends or other distributions payable on the shares of each Portfolio. Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the Account(s) and the Fund will notify the Company or its designee as to the number of shares so issued.

         F. Confirmations and Verification. The Fund or its designee will deliver to the Company: (i) confirmations of Orders received from the Company, and (ii) a statement for the preceding calendar month reflecting the shares of each Portfolio held by the Account(s) as of the end of such preceding month and all purchases and redemptions by the Company of shares of a Portfolio during such preceding month. The Company will immediately on receipt of any confirmation or statement concerning an Account verify the information contained therein against the information contained on the Company's record-keeping system and immediately advise the Fund in writing of any discrepancies between such information. The Fund and the Company will cooperate to resolve any such discrepancies as soon as reasonably practicable.

         G. Processing Adjustments. In the event of any error or delay with respect to these Manual Procedures that is caused by the Fund the Fund will make any adjustments on its (or its transfer agent's) accounting system necessary to correct such error or delay. The Company will make the corresponding adjustments on its record-keeping system. The Company and the Fund will each provide the other with prompt notice of any errors or delays. of the type referred to in these Manual Procedures.

                      AMENDMENT TO PARTICIPATION AGREEMENT

          This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 1s` day of May, 2004, by and among The Union Central Life Insurance Company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), MORGAN STANLEY DISTRIBUTION, INC. (the "Underwriter"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser").

          WHEREAS, the Company, the Fund, Morgan Stanley & Co., Incorporated and the Adviser have entered into a Participation Agreement dated as of May 1, 2003, as such agreement may be amended from time to time (the "Participation Agreement"); and

          WHEREAS, effective April 29, 2005, Morgan Stanley & Co., Incorporated assigned to the Underwriter all of the rights and obligations of Morgan Stanley & Co., Incorporated under the Participation Agreement and the Underwriter accepted assignment of such rights and assumed corresponding obligations from Morgan Stanley & Co., Incorporated on such terms; and

          NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:

     1. Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A.

     2. Schedule B of the Participation Agreement is unchanged but restated in its entirety in the attached Schedule B.

     3. New Section 1.11 is hereby added to Article I of the Participation
Agreement:

                   1.11 If the Fund provides materially incorrect net asset value per share information to the Company, through no fault of the Company, the Account(s) shall be entitled to an adjustment with respect to the Portfolio shares purchased or redeemed to reflect the correct net asset value per share. The determination of the circumstances that require such an . adjustment of Portfolio shares shall be consistent with the Securities and Exchange Commission's informal position regarding the correction of net asset value per share errors, as expressed by senior staff members from time to time ("Staff Guidelines"). The Fund agrees to provide the Company with prompt notice of any material error in net asset value per share information that requires an adjustment of Portfolio shares maintained in the Account(s). The correction of any material net asset value per share error shall be made by the Fund at the Account level and shall be carried out in accordance with Staff Guidelines regarding such errors. The Company and the Fund agree to use reasonable efforts to take such action as may be appropriate to avoid or mitigate costs or losses related to the correction of net asset value per share information.

     4. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

     5. This Amendment may be amended only by written instrument executed by each party hereto.

     6. This Amendment shall be effective as of the date written above. [The remainder of this page is left blank intentionally]

           [The remainder of this page is left blank intentionally.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

THE UNION CENTRAL LIFE INSURANCE COMPANY

By:  /s/ Angelo deJesus
         Name: Angelo deJesus
         Title: Second Vice President, Investment Products


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:  /s/ Ronald E. Robison
         Name:  Ronald E. Robison
         Title:  President


MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:  /s/ Ronald E. Robison
         Name:  Ronald E. Robison
         Title:  Managing Director


MORGAN STANLEY DISTRIBUTION, INC.

By:  /s/ Michael P. Kiley
         Name:  Michael P. Kiley
         Title: Vice President

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and                   Form Number and Name of
Date Established by Board of Directors         Contract Funded by Separate Account

                                               Variable Annuity UC 2617 (sold only in VT
Carillon Account                               and NY until the other contract forms
(February 6, 1984)                             are approved)

                                               Variable Annuity UC 8134 (VA I)

                                               Variable Annuity UC 8135 (VA II SA)

                                               Advantage UC 8138 (VA III)


Carillon Life Account                          Variable Universal Life UC 8703
(July 10, 1995)
                                               Excel Accumulator Variable Universal Life UC 8707

                         SCHEDULE B

                    PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
                   FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT

               Core Plus Fixed Income Portfolio -- Class I Shares
                  U.S. Real Estate Portfolio -- Class I Shares

                      AMENDMENT TO PARTICIPATION AGREEMENT

         This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 1st day of February, 2004, by and among The Union Central Life Insurance Company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), MORGAN STANLEY & CO. INCORPORATED (the "Underwriter") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser").

         WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement dated as of May 1, 2003, as such agreement may be amended from time to time (the "Participation Agreement"); and

         WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to amend the Participation Agreement in certain respects.

         NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter and the Adviser agree to amend the Participation Agreement as follows:

     1. Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A.

     2. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

     3. This Amendment may be amended only by written instrument executed by each party hereto.

     4. This Amendment shall be effective as of the date written above.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on ITTED][GRAPHIC OMITTED] its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.


THE UNION CENTRAL LIFE INSURANCE COMPANY

By:  /s/ Kristal E. Hambrick
         Name: Kristal E. Hambrick
         Title: Vice President


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:  /s/ Ronald E. Robison
         Name:  Ronald E. Robison
         Title:  President


MORGAN STANLEY & CO. INCORPORATED

By:  /s/ Ronald E. Robison
         Name:  Ronald E. Robison
         Title:  Managing Director


MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:  /s/ Ronald E. Robison
         Name:  Ronald E. Robison
         Title:  Managing Director

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and                   Form Number and Name of
Date Established by Board of Directors         Contract Funded by Separate Account

Carillon Account                               Variable Annuity UC 2617 (sold only in VT
(February 6, 1984)                             and NY until the other contract forms are approved)

                                               Variable Annuity UC 8134 (VA I)

                                               Variable Annuity UC 8137 (VA II SA)


Carillon Life Account                          Variable Universal Life UC 8703
(July 10, 1995)

                             PARTICIPATION AGREEMENT

                                      Among

                    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,

                        MORGAN STANLEY & CO. INCORPORATED

                   MORGAN STANLEY INVESTMENT MANAGEMENT INC.,

                                       and

                    THE UNION CENTRAL LIFE INSURANCE COMPANY

                                   Dated as of

                                   May 1, 2003

                                 TABLE OF CONTENTS

                                                                           Page

ARTICLE I.        Purchase and Redemption of Fund Shares                     2

ARTICLE II.       Representations and Warranties                             4

ARTICLE III.      Prospectuses, Reports to Shareholders
                  and Proxy Statements; Voting                               6

ARTICLE IV.       Sales Material and Information                             8

ARTICLE V.        Fees and Expenses                                          9

ARTICLE VI.       Diversification                                            9

ARTICLE VII.      Potential Conflicts                                        10

ARTICLE VIII.     Indemnification                                            11

ARTICLE IX.       Applicable Law                                             17

ARTICLE X.        Termination                                                17

ARTICLE XI.       Notices                                                    19

ARTICLE XII.      Miscellaneous                                              19

SCHEDULE A        Separate Accounts and Associated Contracts                 A-1

SCHEDULE B        Portfolios of The Universal Institutional Funds, Inc.
                             Available Under this Agreement                  B-1

SCHEDULE C        Proxy Voting Procedures                                    C-1

          THIS AGREEMENT is made and entered into as of the 1st day of May, 2003 by and among The Union Central Life Insurance Company (the "Company"), an Ohio corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account referred to as an "Account"), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), a Maryland corporation, MORGAN STANLEY & CO. INCORPORATED (the "Underwriter"), a Delaware corporation, and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser"), a Delaware corporation.

          WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) the investment vehicle for certain qualified pension and retirement plans ("Qualified Plans"); and

          WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Fund, the Underwriter and the Adviser (the "Participating Insurance Companies"); and

          WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement; and

          WHEREAS, the Fund intends to offer shares of the series set forth on Schedule B hereto (each such series referred to as a "Portfolio"), as such Schedule may be amended from time to time by mutual agreement of the parties hereto, to the Account(s) of the Company (all references herein to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule B); and

          WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC"), dated September 19, 1996 (File No. 812-10118), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (the "Shared Funding Exemptive Order"); and

          WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

          WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

          WHEREAS, the Adviser manages the Portfolios of the Fund; and

          WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Fund; and

          WHEREAS, the Company has registered or will register under the 1933 Act the Variable Insurance Products identified on Schedule A hereto (the "Contracts"), as such Schedule may be amended from time to time by mutual written agreement of the parties hereto; and

          WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

          WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

          WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios, on behalf of each Account or sub-Account thereof (together, as applicable, an "Account"), to fund the Contracts and the Underwriter is authorized to sell such shares to each such Account at net asset value.

          NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Underwriter and the Adviser agree as follows:

                ARTICLE I. Purchase and Redemption of Fund Shares

          1.1. The Fund and the Underwriter agree to make available for purchase by the Company shares of the Portfolios and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund and the Underwriter for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading and on which the Fund calculates its net asset value pursuant to SEC rules.

          1.2. The Fund, so long as this Agreement is in effect, agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to SEC rules and the Fund shall use reasonable efforts to calculate such net asset value on each day that the New York Stock Exchange, Inc. is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

          1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans. No shares of a Portfolio will be sold to the general public.

          1.4. The Fund and the Underwriter agree to redeem for cash, on the Company's request, any full or fractional shares of the Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. Subject to and in accordance with applicable laws and regulations, however, the Fund reserves the right to redeem shares of the Portfolios for assets other than cash. For purposes of this Section 1.4, the Company shall be the designee of the Fund and the Underwriter for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

          1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company will give the Fund, the Underwriter and the Adviser forty-five (45) days written notice of its intention to make available in the future any other investment company as a funding vehicle under the Contracts that has investment objectives and policies similar to the Portfolios.

          1.6. The Company shall pay for Portfolio shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and the Company agrees to use its best efforts to transmit such funds by no later than 2:00 p.m. Eastern time on the day of transmission. For purposes of Sections 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

          1.7. Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

          1.8. The Fund shall use its best efforts to furnish same-day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on Portfolio shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.9. The Fund shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

         1.10. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund ninety (60) days prior written notice of its intention to do so.

                   ARTICLE II. Representations and Warranties

         2.1. The Company represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable laws and regulations; and
(iii) it has registered or, prior to any issuance or sale of the Contracts, will register and will thereafter maintain the registration of each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts. The Company further represents and warrants that: (i) the Contracts are or will be registered and shall remain registered under the 1933 Act; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company shall amend the registration statement for the Accounts and the Contracts under the 1940 Act and the 1933 Act, respectively, from time to time as required in order to effect the continuous offering of the Contracts..:.

         2.2. The Fund and the Underwriter represent and warrant that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

          2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will use its reasonable efforts to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify.

          2.4. The Company represents and warrants that each Account is and will continue to be a "segregated asset account"(.) under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder and that each Contract is and will continue to be treated as a "variable contract" under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder. The Company further represents and warrants that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that any Account or Contract has ceased to be so treated or that any Account or Contract might not be so treated in the future.

          2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

          2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

          2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

          2.8. The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

          2.9. The Underwriter represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

          2.10. The Fund represents and warrants that all of its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as currently required by Rule 17g1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Account(s) are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company and/or the Account(s) that is reasonable and customary in light of the Company's obligations under this Agreement. The aforesaid includes coverage for larceny and embezzlement and shall be issued by a reputable bonding company in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund, the Underwriter and the Adviser in the event that such coverage no longer applies.

 ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

         3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the statement of additional information for the Fund and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

         3.2. Except as provided in this Section 3.2, all expenses of preparing, setting in type, printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its Contract owners who currently own shares of one or more Portfolios ("Existing Contract Owners"); in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed., copies of the Fund's prospectus, the Fund shall bear the cost of typesetting to provide the Fund's prospectus to the Company in the format in which the Fund is accustomed to formatting prospectuses, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses. In such event, the Fund will reimburse the Company in an amount equal to the product of "x" and "y", where "x" is the number of such prospectuses distributed to Existing Contract Owners and "y" is the Fund's per unit cost of printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the costs of printing, typesetting or distributing any prospectuses or statements of additional information other than the costs of printing those prospectuses or statements of additional information actually distributed to Existing Contract Owners.

          3.3. The statement of additional information of the Fund shall be obtainable from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

          3.4. The Fund, at its expense; shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in Section 3.1) to shareholders in such quantity and in Adobe Portable Document Format as the Company shall reasonably require for distributing to Existing Contract Owners. The Fund shall not pay any costs of distributing such proxy materials, reports to shareholders and other communications to prospective Contract owners.

          3.5. If and to the extent required by law, the Company shall distribute all proxy materials furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

               (1)  solicit voting instructions from Contract owners;

               (ii) vote the Portfolio shares in accordance with instructions received from Contract owners; and

               (iii) vote Portfolio shares for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require passthrough voting privileges for variable contract owners. The Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. If the Company is required to solicit voting instructions, the Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxies and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the. Fund (and for which the soliciting of voting instructions is required) calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

          3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Section 16(a) of the 1940 Act and, if and when applicable,

Section 16(b) of the 1940 Act. Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Underwriter or the Adviser is named, at least ten (10) Business Days prior to its use. No such material shall be used without the prior approval of the Fund or its designee. The Fund shall use its reasonable best efforts to review any such material as soon as practicable after receipt and no later than ten (10) Business Days after receipt of such material.

         4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement or prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund which are in the public domain or approved by the Fund for distribution to Fund shareholders, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

         4.3. The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Account(s) or Contract(s) are named at least ten (10) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

         4.4. Neither the Fund, the Underwriter nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in reports or proxy statements for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares and are relevant to the Company or the Contracts.

         4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to investment in the Fund or the Portfolios under the Contracts.

         4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

                        ARTICLE V. Fees and Expenses

         5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing.

         5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. Except as otherwise set forth in Section 3.2 of this Agreement, the Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

         5.3. The Company shall bear the expenses of distributing.the Fund's prospectus, statement of additional information, proxy materials and reports to owners of Contracts issued by the Company.

                         ARTICLE VI. Diversification

         6.1. The Fund will use its best efforts to at all times comply with
Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event the Fund ceases to so qualify, it will take reasonable steps to

(a) notify the Company of such event and (b) adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

                        ARTICLE VII. Potential Conflicts

         7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Fund shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof..

         7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. The Company agrees that these responsibilities will be carried out with a view only to the interests of Contract owners.

         7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action with respect to the Accounts' investment in the Fund, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

         7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

         7.5. For purposes of Sections 7.3 and 7.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 or 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

         7.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from. any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

         7.7. Each of the Company and the Adviser shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof and in the Shared Funding Exemptive Order. Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

                                    ARTICLE VIII. Indemnification

         8.1.  Indemnification by the Company

         8.1(a). The Company agrees to indemnify and hold harmless the Fund, the Underwriter, the Adviser and each member of the Board and each officer and employee of the Fund, and each director, officer and employee of the Underwriter and the Adviser, and each person, if any, who controls the Fund, the Underwriter or the Adviser within the meaning of Section 15 of the 1933

Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated. therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company (or made upon approval) by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations
                    (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

               (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) below.

         8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement. '

         8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1(d). The Fund, the Underwriter or the Adviser, as applicable, will promptly notify the Company of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Fund shares or the Contracts, or the operation of the Fund.

         8.2. Indemnification by the Underwriter

         8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund, the Underwriter or the Adviser (or made upon approval) by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

               (ii) arise out of or as a result of statements or representations
                    (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or the Underwriter or persons under their respective control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

               (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

               (iv) arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) below.

         8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

          8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.2(d). The Company will promptly notify the Underwriter of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

          8.3. Indemnification by the Adviser

          8.3(a). The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund, the Underwriter or the Adviser (or made upon approval) by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

               (ii) arise out of or as a result of statements or representations
                    (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Adviser or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or the Adviser or persons under their respective control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

               (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser; or

               (iv) arise. as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) below.

         8.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

         8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified. the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3(d). The Company will promptly notify the Adviser of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

                           ARTICLE IX. Applicable Law

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. Termination

         10.1. This Agreement shall continue in full force and effect until the first to occur of:

          (a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

          (b) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; provided, however, that said termination shall become effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of shares of the Portfolio to reasonably meet the requirements of the Contracts within said ten
               (10) day period; or

          (c) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

          (d) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

          (e) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

          (f) termination by the Fund, the Underwriter or the Adviser by written notice to the Company if the Fund, the Underwriter or the Adviser, as applicable, shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (g) termination by the Company by written notice to the Fund, the Underwriter and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Underwriter or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (i) termination by the Fund, the Underwriter or the Adviser by written notice to the Company, if the Company gives the Fund, the Underwriter and the Adviser the written notice specified in
               Section 1.5 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(h) shall be effective forty-five (45) days after the notice specified in Section 1.5 was given; or

          (i) termination by any party to this Agreement upon another party's material breach of any provision of this Agreement.

          10.2. Notwithstanding any termination of this Agreement with respect to a Portfolio, the Fund and the Underwriter shall at the option of the Company continue to make available additional shares of the Portfolio, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), unless such further sale of Portfolio shares is proscribed by law, regulation or applicable regulatory authority, or unless the Board determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio. Specifically, subject to the foregoing, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Portfolio, redemption of investments in the Portfolio and/or investment in the Portfolio upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under

Article VII and the effect of such Article VII terminations shall be governed by
Article VII of this Agreement.

                               ARTICLE XL Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                          If to the Fund:

                            The Universal Institutional Funds, Inc.
                            c/o Morgan Stanley Investment Management Inc. 1221 Avenue of the Americas
                            New York, New York 10020
                            Attention: President

                          If to the Underwriter:

                            Morgan Stanley & Co. Incorporated
                            c/o Morgan Stanley Investment Management Inc. 1221 Avenue of the Americas
                            New York, New York 10020
                            Attention: General Counsel

                          If to the Adviser:

                            Morgan Stanley Investment Management Inc.
                            1221 Avenue of the Americas
                            New York, New York 10020
                            Attention: General Counsel

                          If to the Company:

                            The Union Central Life Insurance Company
                            1876 Waycross Road
                            Cincinnati, OH 45240
                            Attention: Angelo deJesus

                           ARTICLE XII. Miscellaneous

         12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund, as neither the Board, officers, agents or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund.

          12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential any "non-public personal information" about any "consumer" of another party (as such terms are defined in SEC Regulation S-P) and any other information reasonably identified as confidential in writing by another party ("Confidential Information"). Each party agrees not to disclose, disseminate or utilize another party's Confidential Information except: (i) as permitted by this Agreement, (ii) upon the written consent of the other party, (iii) where the Confidential Information comes into the public domain through no fault of the party receiving the information, or (iv) as otherwise required or permitted under applicable law.

          12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          12.5. If any provision of this Agreement shall be held or made invalid by.a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish state insurance authorities with any information or reports in connection with services provided under this Agreement which such authorities may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with applicable law and regulations.

          12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

          12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

          12.9. If requested by the Fund, the Underwriter or the Adviser, the Company shall furnish, or shall cause to be furnished, to the requesting party or its designee copies of the following documents:

     (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within ninety (90) days after the end of each fiscal year;

     (b) the Company's quarterly statements (prepared under statutory accounting principles and GAAP, if any), as soon as practical and in any event within forty-five (45) days after the end of each quarterly period;

     (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

     (d) any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof; and

     (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

         12.10. Unless otherwise specifically provided in this Agreement, no provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all parties.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.


THE UNION CENTRAL LIFE INSURANCE COMPANY

By:  /s/ Kristal E. Hambrick
         Name: Kristal E. Hambrick
         Title: Vice President


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:  /s/ Stefanie Chang Yu
         Name:  Stefanie Chang Yu
         Title:  Vice President


MORGAN STANLEY & CO. INCORPORATED

By:  /s/ Stefanie Chang Yu
         Name:  Stefanie Chang Yu
         Title:  Executive Director



MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:  /s/ Stefanie Chang Yu
         Name:  Stefanie Chang Yu
         Title:  Executive Director

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and                                 Form Number and Name of
Date Established by Board of Directors                       Contract Funded by Separate Account

Carillon Account                                             Variable Annuity UC 2617 (sold only in VT
(February 6, 1984)                                           and NY until the other contract forms are
                                                             approved)

                                                             Variable Annuity UC 8134 (VA I)

                                                             Variable Annuity UC 8135 (VA II)



Carillon Life Account                                        Variable Universal Life UC 8703
(July 10, 1995)


                                   SCHEDULE B

              PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                         AVAILABLE UNDER THIS AGREEMENT

               Core Plus Fixed Income Portfolio -- Class I Shares
                  U.S. Real Estate Portfolio -- Class I Shares

                                   SCHEDULE C

                             PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

o The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from Contract owners and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the shareholder meeting.

o Promptly after the Record Date, theoCompany .will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each Contract. owner/policyholder (the "Customer") as of the Record Date.. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

         Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

o The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.4 of the Participation Agreement to which this Schedule relates.

o The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 Business Days for printing information on the Cards. Information commonly found on the Cards includes:

               -    name (legal name as found on account registration)
               -    address
               -    fund or account number
               -    coding to state number of units

               - individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

o During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

               --   Voting Instruction Card(s)
               --   One proxy notice and statement (one document)
               --   return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
               --   "urge buckslip" - optional, but recommended (this is a
                    small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important; one copy will be supplied by the Fund.) cover letter
               --   optional; supplied by Company and reviewed and approved in advance by the Fund

o The above contents should be received by the Company approximately 3-5 Business Days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

o    Package mailed by the Company.

     o The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the shareholder meeting, counting backwards.

o Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

          Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

o Signatures on Card checked against legal name on account registration that was printed on the Card.

         Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

o If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

o There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they. first arrive into categories depending upon their vote; an estimate of how the. vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

o The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

o Final tabulation in shares is verbally given by the Company to the Fund on the morning of the shareholder meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the shareholder meeting.

o A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

o The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

o All approvals and "signing-off' may be done orally, but must always be followed up in writing.

Morgan Stanley

      May 1, 2003

      Angelo deJesus
      The Union Central Life Insurance Company
      1876 Waycross Road
      Cincinnati, OH 45240

      Dear Mr. deJesus:

      As you know, we have entered into a participation agreement among The Universal Institutional Funds, Inc, (the "Fund"), Morgan Stanley & Co. Incorporated, Morgan Stanley Investment Management Inc. and The Union Central Life Insurance Company (the "Company"), dated May 1, 2003, as may be amended from time to time (the "Participation Agreement"), providing for the purchase by the Company of shares of certain series of the Fund ("Portfolios") on behalf of its separate account(s) to fund certain variable life and annuity contracts ("Contracts"), each as specified in the Participation Agreement.

      As consideration for various fund-related administrative services that the Company will provide in connection with the issuance of the Contracts ("Administrative Services"), we will pay to the Company; during the term of the Participation Agreement, an annual fee of 0.20% of the average daily net assets invested in Class I Shares of the then offered Portfolios under the Contracts identified in the Participation Agreement (excluding all assets invested during the guarantee (free look) periods available under the Contracts). We acknowledge that the Administrative Services to be provided by the Company (such as shareholder communication, record keeping and postage expenses) are ones for which we, or our affiliates, as investment adviser and administrator to the Fund; would otherwise bear the cost directly.

      Payment will be made on a quarterly basis during the month following the end of each calendar quarter and shall be prorated for any portion of such period during which this letter agreement is in effect for less than the full quarter. The fee will be calculated based on the average daily net assets invested in Class I Shares of the applicable Portfolio(s) under the Contracts over a calendar quarter (which shall be computed by totaling daily balances during the quarter and dividing such total by the actual days in the quarter).

  Angelo deJesus
  May 1, 2003 Page


  The Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to such services. The Company further agrees to provide copies of any such records maintained and preserved, as reasonably requested. by us or our representatives, to enable us or the Fund to monitor and review the Administrative Services provided by the Company, or comply with any request of the Board of the Fund, or a governmental body or a self-regulatory organization.

  This letter agreement may be amended only upon mutual consent of the parties hereto in writing and will terminate: (i) upon mutual agreement of the parties hereto; (ii): upon thirty (30) days advance written notice by either party delivered to the other party, or (iii) automatically Upon the termination of the Participation Agreement.

  If you agree to the foregoing, please sign the enclosed copies of this letter and return them to Stefanie Chang Yu at Morgan . Stanley Investment Management. Inc.,. 1221. Avenue of the Americas, New York, New York 10020:

  Sincerely,


MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:  /s/ Stefanie Chang Yu
         Name:  Stefanie Chang Yu
         Title:  Executive Director




AGREED and ACCEPTED:

THE UNION CENTRAL LIFE INSURANCE COMPANY

By:  /s/ Kristal E. Hambrick
         Name: Kristal E. Hambrick
         Title: Vice President